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                                FIRST AMENDMENT
                                      TO
                    AMENDED AND RESTATED FINANCING AGREEMENT


THIS FIRST AMENDMENT (this "Amendment") dated as of June 6, 1997 is entered into by and among Keller Graduate School of Management, Inc., a Delaware corporation (the "Borrower"), the financial institutions who are party to the Credit Agreement referred to below (the "Lenders") and Bank of America Illinois, as Agent for the Lenders (herein, in such capacity, the "Agent").

                               W I T N E S E T H:

WHEREAS, the Borrower, the Lenders and the Agent are parties to a certain Amended and Restated Financing Agreement dated as of June 12, 1996 (called the "Credit Agreement"; terms used but not otherwise defined herein are used herein as defined in the Credit Agreement);

WHEREAS, the Borrower desires to amend the Credit Agreement to increase the amount of Capital Expenditures permitted to be made per annum under the Credit Agreement by the Borrower and its Subsidiaries; and

WHEREAS, subject to the terms and conditions set forth herein the Agent and the Lenders are willing to so amend the Credit Agreement.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Borrower, the Agent and the Lenders hereby agree as follows:

SECTION 1.  AMENDMENTS.

In reliance on the Borrower's warranties set forth in Section 2 below, as of the date hereof the Credit Agreement shall be hereby amended by amending
Section 16(B) thereof to read in its entirety as set forth below:

        "(B) DeVry covenants that, at all times after the Restatement Date and for so long as any of the Obligations are outstanding, DeVry shall not, and shall not permit its Subsidiaries to, make Capital Expenditures in an aggregate amount, on a consolidated basis, in excess of $45,000,000 in any fiscal year of DeVry."

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SECTION 2.  WARRANTIES.

To induce the Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent and the Lenders as of the date hereof that:

        (a)The representations and warranties contained in the Credit Agreement and Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date); and

        (b)No Default or Event of Default has occurred and is continuing.

SECTION 3.  GENERAL.

        (a)As hereby modified, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

        (b)This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lenders and the Agent and respective successors and assigns of the Lenders and the Agent.

        (c)This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.


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`Delivered at Chicago, Illinois, as of the date and year first above written.

                                           KELLER GRADUATE SCHOOL OF
                                           MANAGEMENT, INC.


                                           By:
                                           Title:


                                           BANK OF AMERICA ILLINOIS, as Agent

                                           By:
                                           Title:


                                           BANK OF AMERICA ILLINOIS, as Lender

                                           By:
                                           Title:


                                           THE NORTHERN TRUST COMPANY


                                           By:
                                           Title:


                                           HARRIS TRUST AND SAVINGS BANK


                                           By:
                                           Title:

The undersigned hereby acknowledge the foregoing amendments and reaffirm their respective duties and obligations arising under the Loan Documents to which each is a party.

                                           DEVRY, INC.

                                           By:
                                           Its:



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                                           BECKER CPA REVIEW CORP. (f/k/a
                                           DEVRY CPA REVIEW CORP.)

                                           By:
                                           Its:


                                           DEVRY/BECKER EDUCATIONAL
                                           DEVELOPMENT CORP. (f/k/a DEVRY
                                           EDUCATIONAL DEVELOPMENT CORP.)

                                           By:
                                           Its: